Exhibit 2.1

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into on September 16, 2002 by and among AVONDALE CAPITAL I CORP., an Oklahoma corporation ("Avondale"), and the stockholder of FHW, INC., an Oklahoma corporation ("FHW") and who has executed this Agreement ("Selling Stockholder").

                                R E C I T A L S
                                ---------------

     A. Avondale has authorized capital stock consisting of 24,000,000 shares of common stock ("Common Stock"), $.002 par value, and 1,000,000 shares of preferred stock ("Preferred Stock"), $.002 par value, of which 2,380,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding.

     B. The Selling Stockholder is the sole stockholder of FHW.

     C. The Selling Stockholder wishes to sell, and Avondale wishes to acquire, all of the FHW Shares on the Closing Date (as defined below), in exchange for Avondale's transfer to the Selling Stockholder of an aggregate of 5,000 shares ("Avondale Shares") of Common Stock, subject to and upon the terms and conditions hereinafter set forth.

     It is agreed as follows:

1.   SECURITIES PURCHASE AND REORGANIZATION.

     1.1 Agreement to Exchange Securities. Subject to the terms and upon the conditions set forth herein, the Selling Stockholder agrees to sell, assign, transfer and deliver to Avondale, and Avondale agrees to purchase from the Selling Stockholder, at the Closing, all of the FHW Shares in exchange for the transfer, at the Closing, by Avondale to the Selling Stockholder the Avondale Shares.

     1.2  Instruments of Transfer.

          (a) FHW Shares. The Selling Stockholder shall deliver to Avondale at the Closing Date certificates evidencing all of the FHW Shares owned by the Selling Stockholder, along with duly executed stock powers in form and substance satisfactory to Avondale, in order to effectively vest in Avondale all right, title and interest in and to the FHW Shares owned by the Selling Stockholder. From time to time after the Closing Date, and without further consideration, the Selling Stockholder will execute and deliver such other instruments of transfer and take such other actions as Avondale may reasonably request in order to more effectively transfer to Avondale the securities intended to be transferred hereunder.

          (b) Avondale Shares. Avondale shall deliver to the Selling Stockholder on the Closing Date original certificates evidencing the Avondale Shares, in form and substance satisfactory to the Selling Stockholder, in order to effectively vest in the Selling Stockholder all right, title and interest in and to the Avondale Shares. From time to time after the Closing Date,

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     and without further consideration, Avondale will execute and deliver such other instruments and take such other actions as the Selling Stockholder may reasonably request in order to more effectively issue to him the Avondale Shares.

          (c) Closing. The closing ("Closing") of the exchange of the FHW Shares and the Avondale Shares shall take place at the offices of Robertson & Williams, 3033 N.W. 63rd Street, Suite 200, Oklahoma City, OK 73116 at 10:00 a.m., local time, on September 17, 2002, or at such other time and place as may be agreed to by the Selling Stockholder and Avondale ("Closing Date").

          (d) Pre-Closing Obligations. Prior to or contemporaneous with the Closing, Avondale shall be responsible for preparing and filing all appropriate information, financial statements and periodic reports with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Stockholder represents, warrants and covenants to and with Avondale with respect to himself, as follows:

     2.1 Power and Authority. The Selling Stockholder has all requisite power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual action on the part of the Selling Stockholder necessary for the authorization, execution, delivery and performance of the Documents by the Selling Stockholder has been taken and no further authorization on the part of the Selling Stockholder is required to consummate the transactions provided for in the Documents. When executed and delivered by the Selling Stockholder, the Documents shall constitute the valid and legally binding obligation of the Selling Stockholder enforceable in accordance with their respective terms.

     2.2 Ownership of and Title to Securities. To his knowledge, the recitals to this Agreement accurately and completely describe the authorized, issued and outstanding capital stock of FHW. He is the owner of all of the issued and outstanding capital stock of FHW and, to his knowledge there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any securities of FHW held by the Selling Stockholder or, to his knowledge, any other person. The Selling Stockholder represents that the Selling Stockholder has and will transfer to Avondale good and marketable title to the FHW Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for any restrictions imposed by federal or state securities laws.

     2.3 Investment and Related Representations. The Selling Stockholder is aware that neither the Avondale Shares nor the offer or sale thereof to the Selling Stockholder has been registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities law. The Selling Stockholder understands that the Avondale Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Selling Stockholder agrees that the Selling Stockholder will not sell all or any

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portion of Avondale Shares except pursuant to registration under the Securities
Act or pursuant to an available exemption from registration under the Securities Act. The Selling Stockholder understands that each certificate for Avondale Shares issued to the Selling Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 2.3 and that Avondale shall refuse to transfer the Avondale Shares except in accordance with such restrictions:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

The Selling Stockholder acknowledges having received and reviewed Avondale's SEC Reports (as defined in Section 3.6). The Selling Stockholder further acknowledges that Avondale has given to the Selling Stockholder and his counsel, accountants and other advisors, agents, consultants and representatives, full access to all of the properties, books, contracts, commitments and records of Avondale, and has furnished or will furnish all such information concerning it (including its operations, financial condition and business plan) as the Selling Stockholder has requested or may request.

3. REPRESENTATIONS AND WARRANTIES OF AVONDALE. Avondale represents, warrants and covenants to and with the Selling Stockholder as follows:

     3.1 Organization and Good Standing. Avondale is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has full corporate power and authority to enter into and perform its obligations under this Agreement.

     3.2 Capitalization. The recitals to this Agreement accurately and completely describe the authorized, issued and outstanding capital stock of Avondale. All outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. There are no agreements, options, warrants or other rights to purchase from Avondale any of Avondale's authorized and unissued Preferred Stock or Common Stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts known to Avondale by and among Avondale, its shareholders, or any of them.

     3.3 No Governmental or Other Proceeding or Litigation. Avondale represents that, to its knowledge, no order of any court or administrative agency is in effect which restrains or prohibits Avondale from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of Avondale's consummation of the transactions contemplated hereby.

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     3.4 Validity of Transactions. This Agreement, and each document executed and delivered by Avondale in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized, executed and delivered by Avondale and is each the valid and legally binding obligation of Avondale, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity. The Avondale Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Avondale Shares will be free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

     3.5 Approvals and Consents. Avondale represents that, to its best knowledge, there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for the consummation of the transactions contemplated hereby.

     3.6 Financial Statements; SEC Reports. Avondale has furnished to the Selling Stockholder its balance sheet as of the end of its fiscal year ended December 31, 2001, and the related statements of income, cash flows and changes in stockholders' equity from inception, October 31, 2000, to December 31, 2001, together with appropriate notes to such financial statements, accompanied by a report thereon containing opinions without comment or qualification, except as therein noted, by its independent certified public accountants. Avondale has also furnished to the Selling Stockholder its unaudited condensed balance sheet as of June 30, 2002 and its unaudited condensed statements of earnings and cash flows of the six months ended June 30, 2002.

     All of the foregoing financial statements (collectively, the "Avondale Financial Statements"), including in each case the related notes, have been prepared in conformity with generally accepted accounting principles consistently applied and are correct and complete in all material respects and such financial statements fairly present the financial position of Avondale as of the dates of such balance sheets and the results of operations for the respective periods indicated.

     Avondale represents that it has delivered to Selling Stockholder (i) its registration statement on Form 10-SB filed April 24, 2001, and (ii) its annual and quarterly reports on Forms 10-KSB and 10-QSB (collectively, the "SEC Reports"), filed with the ("SEC"). The information in the SEC Reports, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.7 No Assets or Liabilities. Avondale represents and warrants that Avondale does not have any assets, liabilities, agreements, commitments or operations except as set forth in the SEC Reports.

4. REPRESENTATIONS AND WARRANTIES OF FHW. FHW represents, warrants and covenants to and with Avondale as follows:

     4.1 Organization and Good Standing. FHW is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and has full corporate power and authority to enter into and perform its obligations under this Agreement.

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     4.2 Capitalization. The recitals to this Agreement accurately and completely describe the authorized, issued and outstanding capital stock of FHW All outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. There are no agreements, options, warrants or other rights to purchase from FHW ale any of FHW's authorized and unissued common stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts known to FHW.

     4.3 No Governmental or Other Proceeding or Litigation. FHW represents that, to its knowledge, no order of any court or administrative agency is in effect which restrains or prohibits FHW from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of FHW's consummation of the transactions contemplated hereby.

     4.4 Validity of Transactions. This Agreement, and each document executed and delivered by FHW in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized, executed and delivered by FHW and is each the valid and legally binding obligation of FHW, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

     4.5 Approvals and Consents. FHW represents that, to its best knowledge, there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for the consummation of the transactions contemplated hereby.

     4.6 Financial Statements. FHW has furnished to Avondale its balance sheet as of the end of its fiscal year ended December 31, 2001, and the related statements of income, cash flows and changes in stockholders' equity December 31, 2001, together with appropriate notes to such financial statements, accompanied by a report thereon containing opinions without comment or qualification, except as therein noted, by its independent certified public accountants. FHW has also furnished to Avondale its unaudited condensed balance sheet as of June 30, 2002 and its unaudited condensed statements of earnings and cash flows of the six months ended June 30, 2002.

     All of the foregoing financial statements (collectively, the "FHW Financial Statements"), including in each case the related notes, have been prepared in conformity with generally accepted accounting principles consistently applied and are correct and complete in all material respects and such financial statements fairly present the financial position of FHW as of the dates of such balance sheets and the results of operations for the respective periods indicated.

5.   MISCELLANEOUS.

     5.1 Continued Services. Following the Closing, Frank H. Ward shall continue to provide the same consulting and financial advisory services he provided through FHW through Avondale and shall be appointed as a member of the Board of Directors and Executive Vice President of Avondale.


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     5.2 Cumulative Remedies. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

     5.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     5.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

     5.5 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

     5.6 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

     IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.



                                            AVONDALE CAPITAL I CORP.,
                                             an Oklahoma corporation


                                            By:  /s/
                                               --------------------------------
                                                      Chris Cochran
                                                      Chief Executive Officer


                                            FHW, INC.,
                                             an Oklahoma corporation


                                            By:  /s/
                                               --------------------------------
                                                      Frank H. Ward
                                                      President


                                            /s/
                                            -----------------------------------
                                                 Frank H. Ward
                                                 Selling Stockholder



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